MOODY'S CORPORATION REPORTS RESULTS
FOR THIRD QUARTER 2025

NEW YORK, NY - October 22, 2025 - Moody's Corporation (NYSE: MCO) today announced results for the third quarter 2025 and updated select metrics within its outlook for full year 20251.

THIRD QUARTER SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
3Q 2025	3Q 2025	3Q 2025
$2.0 billion ⇑ 11%	$909 million ⇑ 9%	$1.1 billion ⇑ 12%
YTD 2025	YTD 2025	YTD 2025
$5.8 billion ⇑ 8%	$2.7 billion ⇑ 9%	$3.2 billion ⇑ 6%

MCO Diluted EPS	MCO Adjusted Diluted EPS[2]	MCO FY 2025 Projected[1]
3Q 2025	3Q 2025	Diluted EPS
$3.60 ⇑ 23%	$3.92 ⇑ 22%	$13.15 to $13.40
YTD 2025	YTD 2025	Adjusted Diluted EPS[2]
$10.26 ⇑ 13%	$11.30 ⇑ 15%	$14.50 to $14.75

“The power of the Moody’s franchise was on full display this quarter, with strong top-line growth and significant operating leverage. The investments we’ve made to capitalize on several deep currents are paying off – enabling us to better serve our customers while giving us the financial flexibility to pursue key growth opportunities. Our results, once again, speak for themselves: significant margin expansion, strong top-line growth, and clear momentum.”

Rob Fauber President and Chief Executive Officer

“Our financial performance this quarter was exceptional, with MCO and MIS revenue reaching record highs. We have a powerful earnings engine delivering double-digit EPS growth and generating significant free cash flow, all while investing for growth. We’re raising our guidance, most notably, our adjusted diluted EPS[2] to be in the range of $14.50 to $14.75[1], which represents 17% year-over-year growth at the midpoint.”

Noémie Heuland Chief Financial Officer

[1] Guidance as of October 22, 2025. Refer to Table 12 - “2025 Outlook” for table of all items for which the Company provides guidance and page 10 for disclosure regarding the assumptions used by the Company with respect to its guidance.
[2] Refer to the tables at the end of this press release for reconciliations of adjusted and constant currency measures to U.S. GAAP.

REVENUE

Moody’s Corporation (MCO)

Third Quarter 2025	Year-to-Date 2025
•MCO revenue was $2.0 billion, an 11% increase from the prior-year period. •Foreign currency translation favorably impacted MCO revenue by 1%.	•MCO revenue was $5.8 billion, an 8% increase from the prior-year period. •Foreign currency translation favorably impacted MCO revenue by 1%.

Moody’s Analytics (MA)

Third Quarter 2025	Year-to-Date 2025
•Revenue grew 9%, or 6% on an organic constant currency basis[2], versus the prior-year period, including 11% growth in Decision Solutions, 7% in Research and Insights and 9% in Data & Information.
•Recurring revenue, comprising 96% of total MA revenue, grew 11% on a reported and 8% on an organic constant currency basis[2].
•Transaction revenue declined by 19%, reflecting MA’s ongoing strategic shift towards subscription-based solutions.
•Foreign currency translation favorably impacted MA’s revenue by 2%.

•Revenue grew 9%, or 7% on an organic constant currency basis[2], versus the prior-year period, with a favorable foreign currency impact of 1%.
•Recurring revenue grew 11% on a reported and 8% on an organic constant currency[2] basis.
•ARR[3] of $3.4 billion increased $260 million, representing 8% growth versus September 30, 2024.
•Decision Solutions ARR[3] grew 10%, including 7% in Banking, 8% in Insurance and 16% in KYC. Research & Insights and Data & Information ARR[3] grew 8% and 7%, respectively.

[3] Refer to Table 10 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

Moody’s Investors Service (MIS)

Quarterly Revenue ($ millions)
$982
$154
$170
$135
$515
$1,098
$161
$208
$146
$576
3Q 2024
3Q 2025
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Year-to-Date Revenue ($ millions)
$2,984
$3,173
$449
$560
$380
$1,569
$486
$590
$419
$1,652
2024
2025
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Third Quarter 2025	Year-to-Date 2025
•Revenue grew 12% compared to the prior-year period, achieving a record quarter and the third successive quarter over $1 billion in revenue.
•Corporate Finance revenue growth was driven by Leveraged Finance issuers, primarily from ongoing refinancing, while Investment Grade revenue declined against a strong prior-year comparative.
•Financial Institutions revenue growth is attributed to the strongest quarter in over a decade for infrequent issuer issuance in Banking.
•Structured Finance revenue growth was primarily driven by increased activity in CLOs, supported by growth of Leveraged Loan formation.
•Public, Project and Infrastructure Finance revenue growth was mainly driven by U.S. Public Finance issuance.
•Foreign currency translation favorably impacted MIS revenue by 1%.

•Revenue grew 6% compared to the prior-year period.
•Market conditions remained constructive despite tariff and trade volatility, as spreads remained near historical lows and investor demand remained strong.
•Corporate Finance revenue growth was driven by Investment Grade issuers, benefiting from strong demand, and High Yield issuance which improved after the subdued activity in recent years.
•Financial Institutions revenue growth was primarily driven by infrequent issuance within the Banking sector.
•Structured Finance revenue increased primarily from continued momentum in CMBS and CLOs, given the tight spread environment.
•Public, Project and Infrastructure Finance revenue growth mainly from U.S. Public Finance as issuers tapped the market to get ahead of potential further volatility.
•Foreign currency translation had an immaterial impact on MIS revenue.

OPERATING EXPENSES AND MARGIN

MCO Operating Expenses

Third Quarter 2025	Year-to-Date 2025
•Operating expenses were generally in line year-over-year as investments across both businesses, annual salary increases, and the impact of recent acquisitions were offset by lower incentive compensation and cost efficiency initiatives.
•Foreign currency unfavorably impacted operating expenses by 1%.

•Operating expenses grew 5% including 2% from restructuring charges and 2% from inorganic expense growth from M&A.
•Operating expense growth, which included organic investments and annual salary increases, was largely offset by savings from our restructuring program and lower incentive compensation accruals, reflecting continued focus on disciplined cost management.
•Foreign currency had an immaterial impact on operating expenses.

[4] Refer to Table 5 - “Financial Information by Segment (Unaudited)” for more information regarding the “Charges Related to Asset Abandonment” category.

Operating Margin and Adjusted Operating Margin[2]

Quarterly MCO Operating Margin &
Adjusted Operating Margin²
40.7%
45.7%
47.8%
52.9%
Operating Margin
Adjusted Operating Margin²
3Q 2024
3Q 2025

Year-to-Date MCO Operating Margin & Adjusted Operating Margin[2]

42.7%
44.3%
49.4%
51.8%
Operating Margin
Adjusted Operating Margin²
2024
2025

Quarterly MA & MIS
Adjusted Operating Margin
30.3%
34.3%
59.6%
65.2%
MA
MIS
3Q 2024
3Q 2025

Year-to-Date MA & MIS
Adjusted Operating Margin
29.5%
32.2%
62.5%
65.1%
MA
MIS
2024
2025

Third Quarter 2025	Year-to-Date 2025
•MCO’s operating margin was 45.7%. MCO’s adjusted operating margin[2] was 52.9%, increased 510 basis points from the prior-year period.
•MA’s adjusted operating margin was 34.3%, up 400 basis points from the prior-year period.
•MIS’s adjusted operating margin was 65.2%, up 560 basis points from the prior-year period.
•Foreign currency translation had an immaterial impact on MCO’s operating and adjusted operating margins[2].

•MCO’s operating margin was 44.3% and MCO’s adjusted operating margin[2] was 51.8%.
•MA’s adjusted operating margin was 32.2%, up 270 basis points from the prior-year period, driven by operating efficiencies and the redeployment of investment capacity into key strategic areas.
•MIS’s adjusted operating margin was 65.1%, up 260 basis points from the prior-year period.
•Foreign currency translation had an immaterial impact on MCO’s operating and adjusted operating margins[2].

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[2]

Third Quarter 2025	Year-to-Date 2025
•Diluted EPS and Adjusted Diluted EPS[2] growth of 23% and 22%, respectively, from the prior-year period, driven by improved operating performance.
•The Effective Tax Rate (ETR) was 25.4%, higher than the 24.0% reported in the prior-year period, and reflects tax benefits recognized in the third quarter of 2024, which resulted from the resolutions of uncertain tax positions coupled with an increase in current year state income taxes.

•Diluted EPS and Adjusted Diluted EPS[2] grew 13% and 15%, respectively, from the prior-year period due to continued net income growth mainly due to strong revenue growth in MIS and MA.
•The ETR was 24.2%, broadly in line with the prior-year period.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[2]

•Cash flow from operations was $2,043 million and free cash flow[2] was $1,798 million.
•The decrease in both operating cash flow and free cash flow[2] was primarily driven by higher tax and incentive compensation payments compared to the prior-year period.
•On October 21, 2025, the Moody’s Board of Directors declared a regular quarterly dividend of $0.94 per share of MCO Common Stock. The dividend will be payable on December 12, 2025, to stockholders of record at the close of business on November 21, 2025.
•During the third quarter of 2025, Moody’s repurchased 1.0 million shares at an average cost of $503.66 per share and issued net 53 thousand shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of September 30, 2025, Moody’s had 178.4 million shares outstanding, with approximately $398 million of share repurchase authority remaining. On October 21, 2025, the Moody’s Board of Directors authorized an additional $4 billion in share repurchase authority. There is no established expiration date for the remaining authorization.
•As of September 30, 2025, Moody's had $7.0 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2025, as of October 22, 2025, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including tariff and trade policies, the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. Except to the extent specifically stated otherwise, this outlook does not take into account any acquisitions or dispositions that have not closed prior to the date of this release. This outlook also reflects uncertainties about global GDP growth and could be affected by the impact of changes in international economic conditions, geopolitical events, and international trade and economic policies. Actual full year 2025 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Last Publicly Disclosed Assumption	Current Assumption
U.S. GDP (1) growth	0.5% - 1.5%	1.5% - 2.5%
Euro area GDP (1) growth	0.5% - 1.5%	NC
Global GDP (1) growth	1.5% - 2.5%	2.0% - 3.0%
Global policy rates	Expecting two cuts from the U.S. Fed in 2H25. Other Central Banks to maintain easing bias	Two federal funds rate cuts in Q4. Differing inflation outlooks are driving varied monetary policy approaches across other central banks
U.S. high yield spreads	To widen to around 430 bps over the next 12 months, close to historical average of around 500 bps	To widen to around 480 bps over the next 12 months, close to historical average of around 500 bps
U.S. inflation rate	2.5% - 3.5%	NC
Euro area inflation rate	2.0% - 2.5%	Around 2.0%
U.S. unemployment rate	4.0% - 5.0% during 2025	NC
Global high yield default rate	To decline to around 3.6% by year-end	To decline to around 3.7% by year-end
Global MIS rated issuance	Decrease in the low-single-digit to mid-single-digit percent range	Increase in the mid-single-digit percent range
GBP/USD exchange rate	$1.37 for the remainder of the year	$1.35 for the remainder of the year
EUR/USD exchange rate	$1.17 for the remainder of the year	$1.18 for the remainder of the year
NC - There is no difference between the Company’s current assumption and the last publicly disclosed assumption for this item.
Note: All current assumptions are as of October 22, 2025.
(1) GDP growth represents real GDP.

A full summary of Moody's full year 2025 guidance as of October 22, 2025, is included in Table 12 – “2025 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	October 22, 2025, at 9:00 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-888-596-4144
	Other callers	‘+1-646-968-2525
	Passcode	515 6491
Dial In Replay	A replay will be available immediately after the call on October 22, 2025 and until October 29, 2025.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-609-800-9909
	Passcode	515 6491

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 16,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to: the uncertain effects of U.S. and foreign government actions affecting international trade and economic policy, including changes and volatility in tariffs and trade policies and retaliatory actions, on credit markets, customers and customer retention, and demand for our products and services; the impact of general economic conditions (including significant government debt and deficit levels, and inflation or recessions and related monetary policy actions by governments in response thereto) on worldwide credit markets and on economic activity, including on the level of merger and acquisition activity, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effects of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the impact of geopolitical events and actions, such as the Russia-Ukraine military conflict, military conflicts in the Middle East, and tensions between India and Pakistan, and of tensions and disputes in political and global relations, on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide and on Moody’s own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to CRAs in a manner adverse to CRAs; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions, corporate or government entities. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2024, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions, except per share amounts	2025	2024	2025	2024

Revenue	$2,007	$1,813	$5,829	$5,416

Expenses:
Operating	492	512	1,472	1,448
Selling, general and administrative	453	434	1,335	1,293
Depreciation and amortization	123	108	356	318
Restructuring	21	6	81	13
Charges related to asset abandonment	1	15	4	30
Total expenses	1,090	1,075	3,248	3,102

Operating income	917	738	2,581	2,314
Non-operating (expense) income, net
Interest expense, net	(58)	(60)	(180)	(185)
Other non-operating income, net	8	25	42	45
Total non-operating (expense) income, net	(50)	(35)	(138)	(140)
Income before provision for income taxes	867	703	2,443	2,174
Provision for income taxes	220	169	592	510
Net income	647	534	1,851	1,664
Less: Net income attributable to noncontrolling interests	1	—	2	1
Net income attributable to Moody's	$646	$534	$1,849	$1,663

Earnings per share attributable to Moody's common shareholders
Basic	$3.61	$2.94	$10.30	$9.13
Diluted	$3.60	$2.93	$10.26	$9.09

Weighted average number of shares outstanding
Basic	178.9	181.7	179.5	182.2
Diluted	179.6	182.5	180.2	183.0

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,181	$2,408
Short-term investments	78	566
Accounts receivable, net of allowance for credit losses of $33 in 2025 and $32 in 2024	1,774	1,801
Other current assets	566	515
Total current assets	4,599	5,290
Property and equipment, net of accumulated depreciation of $1,506 in 2025 and $1,453 in 2024	712	656
Operating lease right-of-use assets	300	216
Goodwill	6,465	5,994
Intangible assets, net	1,916	1,890
Deferred tax assets, net	288	293
Other assets	1,135	1,166
Total assets	$15,415	$15,505
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,032	$1,344
Current portion of operating lease liabilities	98	102
Current portion of long-term debt	—	697
Deferred revenue	1,369	1,454
Total current liabilities	2,499	3,597
Non-current portion of deferred revenue	58	57
Long-term debt	6,983	6,731
Deferred tax liabilities, net	348	449
Uncertain tax positions	232	211
Operating lease liabilities	282	216
Other liabilities	901	517
Total liabilities	11,303	11,778

Total Moody's shareholders' equity	3,957	3,565
Noncontrolling interests	155	162
Total shareholders' equity	4,112	3,727
Total liabilities, noncontrolling interests and shareholders' equity	$15,415	$15,505

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
Amounts in millions	2025	2024
Cash flows from operating activities
Net income	$1,851	$1,664
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	356	318
Stock-based compensation	174	166
Deferred income taxes	40	9
Non-cash restructuring and abandonment-related charges	8	15
Provision for credit losses on accounts receivable	11	14
Gain on previously held/sold investments in non-consolidated affiliates	—	(7)
Net changes in other operating assets and liabilities	(397)	(15)
Net cash provided by operating activities	2,043	2,164

Cash flows from investing activities
Capital additions	(245)	(243)
Purchases of investments	(158)	(623)
Sales and maturities of investments	656	105
Purchases of investments in non-consolidated affiliates	(14)	(4)
Receipts from settlement of net investment hedges	32	—
Cash paid for acquisitions, net of cash acquired	(227)	(110)
Net cash provided by (used in) investing activities	44	(875)

Cash flows from financing activities
Issuance of notes	—	496
Repayment of notes	(700)	—
Proceeds from stock-based compensation plans	44	60
Repurchase of shares related to stock-based compensation	(92)	(85)
Treasury shares	(1,170)	(812)
Dividends	(534)	(465)
Dividends to noncontrolling interests	(2)	(1)
Debt issuance costs, extinguishment costs and related fees	—	(5)
Net cash used in financing activities	(2,454)	(812)
Effect of exchange rate changes on cash and cash equivalents	140	35
(Decrease) increase in cash and cash equivalents	(227)	512
Cash and cash equivalents, beginning of period	2,408	2,130
Cash and cash equivalents, end of period	$2,181	$2,642

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2025	2024	2025	2024
Interest:
Income	$14	$28	$51	$73
Expense on borrowings(1)	(59)	(79)	(193)	(227)
Expense on UTPs and other tax related liabilities	(6)	(3)	(17)	(12)
Net periodic pension costs - interest component	(7)	(6)	(21)	(19)
Interest expense, net	$(58)	$(60)	$(180)	$(185)
Other non-operating income, net:
FX gains (losses)	$(7)	$—	$(10)	$(7)
Net periodic pension income - non-service and non-interest cost components	9	9	27	25
Income from investments in non-consolidated affiliates	4	8	18	10
Gain on previously held equity method investments(2)	—	7	—	7
Gain on investments	3	4	8	12
Other	(1)	(3)	(1)	(2)
Other non-operating income, net	$8	$25	$42	$45
Total non-operating (expense) income, net	$(50)	$(35)	$(138)	$(140)

(1) Expense on borrowings includes interest on long-term debt and realized gains/losses related to interest rate swaps and cross currency swaps.
(2) The amount for the three and nine months ended September 30, 2024 reflects non-cash gains relating to the step-acquisitions of Praedicat and GCR.

Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended September 30,
	2025				2024
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$909	$1,098	$—	$2,007	$831	$982	$—	$1,813
Intersegment revenue	3	50	(53)	—	3	48	(51)	—
Total revenue	912	1,148	(53)	2,007	834	1,030	(51)	1,813
Compensation expense	352	283	—	635	350	318	—	668
Non-compensation expense	197	113	—	310	183	95	—	278
Intersegment expense	50	3	(53)	—	48	3	(51)	—
Operating, SG&A	599	399	(53)	945	581	416	(51)	946
Adjusted Operating Income	$313	$749	$—	$1,062	$253	$614	$—	$867
Adjusted Operating Margin	34.3%	65.2%		52.9%	30.3%	59.6%		47.8%
Depreciation and amortization	101	22	—	123	88	20	—	108
Restructuring	15	6	—	21	4	2	—	6
Charges related to asset abandonment (1)	1	—	—	1	15	—	—	15
Operating income				$917				$738
Operating margin				45.7%				40.7%
Non-operating (expense) income, net				(50)				(35)
Income before provision for income taxes				$867				$703

	Nine Months Ended September 30,
	2025				2024
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$2,656	$3,173	$—	$5,829	$2,432	$2,984	$—	$5,416
Intersegment revenue	9	149	(158)	—	10	144	(154)	—
Total revenue	2,665	3,322	(158)	5,829	2,442	3,128	(154)	5,416
Compensation expense	1,069	843	—	1,912	1,023	867	—	1,890
Non-compensation expense	589	306	—	895	554	297	—	851
Intersegment expense	149	9	(158)	—	144	10	(154)	—
Operating, SG&A	1,807	1,158	(158)	2,807	1,721	1,174	(154)	2,741
Adjusted Operating Income	$858	$2,164	$—	$3,022	$721	$1,954	$—	$2,675
Adjusted Operating Margin	32.2%	65.1%		51.8%	29.5%	62.5%		49.4%
Depreciation and amortization	292	64	—	356	260	58	—	318
Restructuring	59	22	—	81	7	6	—	13
Charges related to asset abandonment (1)	4	—	—	4	30	—	—	30
Operating income				$2,581				$2,314
Operating margin				44.3%				42.7%
Non-operating (expense) income, net				(138)				(140)
Income before provision for income taxes				$2,443				$2,174
(1) The charges related to asset abandonment for the three and nine months ended September 30, 2025 and 2024 relate to severance incurred pursuant to a reduction in staff due to the Company's decision in 2024 to outsource the production of certain sustainability content utilized in our product offerings.

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents revenue from one-time sales, including those from perpetual software license fees, software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents financial instrument pricing services.

	Three Months Ended September 30,
	2025			2024
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions
Banking	$25	$115	$140	$28	$112	$140
	18%	82%	100%	20%	80%	100%
Insurance	$3	$168	$171	$6	$142	$148
	2%	98%	100%	4%	96%	100%
KYC	$1	$112	$113	$3	$92	$95
	1%	99%	100%	3%	97%	100%
Total Decision Solutions	$29	$395	$424	$37	$346	$383
	7%	93%	100%	10%	90%	100%
Research & Insights	$3	$249	$252	$3	$232	$235
	1%	99%	100%	1%	99%	100%
Data & Information	$2	$231	$233	$2	$211	$213
	1%	99%	100%	1%	99%	100%
Total MA	$34	$875	$909	$42	$789	$831
	4%	96%	100%	5%	95%	100%

Corporate Finance	$433	$143	$576	$382	$133	$515
	75%	25%	100%	74%	26%	100%
Structured Finance	$86	$60	$146	$78	$57	$135
	59%	41%	100%	58%	42%	100%
Financial Institutions	$123	$85	$208	$92	$78	$170
	59%	41%	100%	54%	46%	100%
Public, Project and Infrastructure Finance	$111	$50	$161	$109	$45	$154
	69%	31%	100%	71%	29%	100%
MIS Other	$—	$7	$7	$2	$6	$8
	—%	100%	100%	25%	75%	100%
Total MIS	$753	$345	$1,098	$663	$319	$982
	69%	31%	100%	68%	32%	100%

Total Moody's Corporation	$787	$1,220	$2,007	$705	$1,108	$1,813
	39%	61%	100%	39%	61%	100%

Table 6 - Transaction and Recurring Revenue (Unaudited) Continued

	Nine Months Ended September 30,
	2025			2024
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total
Decision Solutions
Banking	$76	$343	$419	$85	$320	$405
	18%	82%	100%	21%	79%	100%
Insurance	$15	$487	$502	$20	$419	$439
	3%	97%	100%	5%	95%	100%
KYC	$1	$320	$321	$6	$264	$270
	—%	100%	100%	2%	98%	100%
Total Decision Solutions	$92	$1,150	$1,242	$111	$1,003	$1,114
	7%	93%	100%	10%	90%	100%
Research & Insights	$9	$728	$737	$9	$674	$683
	1%	99%	100%	1%	99%	100%
Data & Information	$6	$671	$677	$7	$628	$635
	1%	99%	100%	1%	99%	100%
Total MA	$107	$2,549	$2,656	$127	$2,305	$2,432
	4%	96%	100%	5%	95%	100%

Corporate Finance	$1,225	$427	$1,652	$1,169	$400	$1,569
	74%	26%	100%	75%	25%	100%
Structured Finance	$238	$181	$419	$213	$167	$380
	57%	43%	100%	56%	44%	100%
Financial Institutions	$340	$250	$590	$329	$231	$560
	58%	42%	100%	59%	41%	100%
Public, Project and Infrastructure Finance	$340	$146	$486	$315	$134	$449
	70%	30%	100%	70%	30%	100%
MIS Other	$5	$21	$26	$6	$20	$26
	19%	81%	100%	23%	77%	100%
Total MIS	$2,148	$1,025	$3,173	$2,032	$952	$2,984
	68%	32%	100%	68%	32%	100%

Total Moody's Corporation	$2,255	$3,574	$5,829	$2,159	$3,257	$5,416
	39%	61%	100%	40%	60%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2025	2024	2025	2024
Operating income	$917	$738	$2,581	$2,314
Depreciation and amortization	123	108	356	318
Restructuring	21	6	81	13
Charges related to asset abandonment	1	15	4	30
Adjusted Operating Income	$1,062	$867	$3,022	$2,675
Operating margin	45.7%	40.7%	44.3%	42.7%
Adjusted Operating Margin	52.9%	47.8%	51.8%	49.4%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Nine Months Ended September 30,
Amounts in millions	2025	2024
Net cash provided by operating activities	$2,043	$2,164
Capital additions	(245)	(243)
Free Cash Flow	$1,798	$1,921
Net cash provided by (used in) investing activities	$44	$(875)
Net cash used in financing activities	$(2,454)	$(812)

Table 9 - Organic Constant Currency Revenue Growth (Unaudited)
The Company presents organic constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding both the inorganic revenue impacts from certain acquisition activity and the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its organic constant currency revenue growth (decline) measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2025	2024	Change	Growth	2025	2024	Change	Growth
MCO revenue	$2,007	$1,813	$194	11%	$5,829	$5,416	$413	8%
FX impact	(24)	—	(24)		(37)	—	(37)
Inorganic revenue from acquisitions	(13)	—	(13)		(45)	—	(45)
Organic constant currency MCO revenue	$1,970	$1,813	$157	9%	$5,747	$5,416	$331	6%

MA revenue	$909	$831	$78	9%	$2,656	$2,432	$224	9%
FX impact	(14)	—	(14)		(21)	—	(21)
Inorganic revenue from acquisitions	(13)	—	(13)		(38)	—	(38)
Organic constant currency MA revenue	$882	$831	$51	6%	$2,597	$2,432	$165	7%

Decision Solutions revenue	$424	$383	$41	11%	$1,242	$1,114	$128	11%
FX impact	(5)	—	(5)		(7)	—	(7)
Inorganic revenue from acquisitions	(13)	—	(13)		(38)	—	(38)
Organic constant currency Decision Solutions revenue	$406	$383	$23	6%	$1,197	$1,114	$83	7%

Research and Insights revenue	$252	$235	$17	7%	$737	$683	$54	8%
FX impact	(3)	—	(3)		(6)	—	(6)
Inorganic revenue from acquisitions	—	—	—
Constant currency Research and Insights revenue	$249	$235	$14	6%	$731	$683	$48	7%

Data and Information revenue	$233	$213	$20	9%	$677	$635	$42	7%
FX impact	(6)	—	(6)		(8)	—	(8)
Constant currency Data and Information revenue	$227	$213	$14	7%	$669	$635	$34	5%

MA recurring revenue	$875	$789	$86	11%	$2,549	$2,305	$244	11%
FX impact	(14)	—	(14)		(22)	—	(22)
Inorganic recurring revenue from acquisitions	(12)	—	(12)		(36)	—	(36)
Organic constant currency MA recurring revenue	$849	$789	$60	8%	$2,491	$2,305	$186	8%

Table 10 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on an organic constant currency basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including one-time training, services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	September 30, 2025	September 30, 2024	Change	Growth
MA ARR
Decision Solutions
Banking	$466	$436	$30	7%
Insurance	628	583	45	8%
KYC	407	351	56	16%
Total Decision Solutions	$1,501	$1,370	$131	10%
Research and Insights	970	899	71	8%
Data and Information	890	832	58	7%
Total MA ARR	$3,361	$3,101	$260	8%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; iii) charges related to asset abandonment; and iv) gains on previously held equity method investments.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2025		2024		2025		2024
Net Income attributable to Moody's common shareholders		$646		$534		$1,849		$1,663
Pre-tax Acquisition-Related Intangible Amortization Expenses	$55		$51		$163		$148
Tax on Acquisition-Related Intangible Amortization Expenses	(14)		(12)		(40)		(36)
Net Acquisition-Related Intangible Amortization Expenses		41		39		123		112
Pre-tax restructuring	$21		$6		$81		$13
Tax on restructuring	(5)		(1)		(20)		(3)
Net restructuring		16		5		61		10
Pre-tax charges related to asset abandonment	$1		$15		$4		$30
Tax on charges related to asset abandonment	—		(3)		(1)		(7)
Net charges related to asset abandonment		1		12		3		23
Pre-tax gain on previously held equity method investments	$—		$(7)		$—		$(7)
Tax on gain on previously held equity method investments	—		2		—		2
Net gain on previously held equity method investments		—		(5)		—		(5)
Adjusted Net Income		$704		$585		$2,036		$1,803

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Diluted earnings per share attributable to Moody's common shareholders		$3.60		$2.93		$10.26		$9.09
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.31		$0.28		$0.90		$0.81
Tax on Acquisition-Related Intangible Amortization Expenses	(0.09)		(0.07)		(0.22)		(0.20)
Net Acquisition-Related Intangible Amortization Expenses		0.22		0.21		0.68		0.61
Pre-tax restructuring	$0.12		$0.03		$0.45		$0.07
Tax on restructuring	(0.03)		—		(0.11)		(0.02)
Net restructuring		0.09		0.03		0.34		0.05
Pre-tax charges related to asset abandonment	$0.01		$0.08		$0.02		$0.16
Tax on charges related to asset abandonment	—		(0.01)		—		(0.03)
Net charges related to asset abandonment		0.01		0.07		0.02		0.13
Pre-tax gain on previously held equity method investments	$—		$(0.04)		$—		$(0.04)
Tax on gain on previously held equity method investments	—		0.01		—		0.01
Net gain on previously held equity method investments		—		(0.03)		—		(0.03)
Adjusted Diluted EPS		$3.92		$3.21		$11.30		$9.85

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 12 - 2025 Outlook
Moody’s updated outlook for full year 2025, as of October 22, 2025, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 10 of this earnings release.

Full Year 2025 Moody's Corporation Guidance as of October 22, 2025
Moody's Corporation (MCO)	Last Publicly Disclosed Guidance	Current Guidance
Revenue	Increase in the mid-single-digit percent range	Increase in the high-single-digit percent range
Operating Expenses	Increase in the low-to-mid-single-digit percent range	NC
Operating Margin	42% to 43%	43% to 44%
Adjusted Operating Margin (1)	49% to 50%	Approximately 51%
Interest Expense, Net	$220 million to $240 million	$215 million to $225 million
Effective Tax Rate	23% to 25%	22% to 23%(2)
Diluted EPS	$12.25 to $12.75	$13.15 to $13.40
Adjusted Diluted EPS (1)	$13.50 to $14.00	$14.50 to $14.75
Operating Cash Flow	$2.65 to $2.85 billion	Approximately $2.85 billion
Free Cash Flow (1)	$2.30 to $2.50 billion	Approximately $2.5 billion
Share Repurchases	At least $1.3 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)	At least $1.5 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)
Moody's Analytics (MA)	Last Publicly Disclosed Guidance	Current Guidance
MA Revenue	Increase in the high-single-digit percent range	NC
ARR (3)	Increase in the high-single-digit percent range	NC
MA Adjusted Operating Margin	32% to 33%	Approximately 33%
Moody's Investors Service (MIS)	Last Publicly Disclosed Guidance	Current Guidance
MIS Revenue	Increase in the low-single-digit to mid-single-digit percent range	Increase in the high-single-digit percent range
MIS Adjusted Operating Margin	61% to 62%	63% to 64%
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of October 22, 2025.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Incorporates an approximate 200 bps benefit in the fourth quarter of 2025 pursuant to the lapse of a statute of limitations related to tax exposures assumed in a prior-year M&A transaction, for which the sellers indemnified Moody’s. This benefit will be fully offset by the release of an indemnification asset, resulting in no impact to net income or EPS.
(3) Refer to Table 10 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward-looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2025
Operating margin guidance	43% to 44%
Depreciation and amortization	Approximately 6.2%
Restructuring	Approximately 1.3%
Charges Related to Asset Abandonment	Negligible
Adjusted Operating Margin guidance	Approximately 51%

Projected for the Year Ended December 31, 2025
Operating cash flow guidance	Approximately $2.85 billion
Less: Capital expenditures	Approximately $350 million
Free Cash Flow guidance	Approximately $2.5 billion

Projected for the Year Ended December 31, 2025
Diluted EPS guidance	$13.15 to $13.40
Acquisition-Related Intangible Amortization	Approximately $0.90
Restructuring	Approximately $0.45
Charges Related to Asset Abandonment	Negligible
Adjusted Diluted EPS guidance	$14.50 to $14.75